Exhibit 99.1

Audited Financial Statements

Standard Waste Services, LLC

(A Limited Liability Company)

December 31, 2023 and 2022

C O N T E N T S

Report of Independent Registered Public Accounting Firm

To the Members of Standard Waste Services, LLC (A Limited Liability Company):

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Standard Waste Services, LLC (A Limited Liability Company) (the Company) as of December 31, 2023 and 2022, the related statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Leases

As discussed in Note 1 to the financial statements, as of January 1, 2022, the Company adopted the new accounting guidance ASC Topic 842, Leases. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We did not identify any critical audit matters during the current period audit.

/s/ Freed Maxick CPAs, P.C.

We have served as the Company’s auditor since 2023.

Buffalo, New York

April 8, 2024

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

BALANCE SHEETS

	December 31,
	2023	2022

ASSETS
Current Assets

Cash and equivalents	$52,045	$137,389
Accounts receivable	1,236,867	1,001,761
Employee loans	3,300	-
Deposits on asset purchases	-	22,000

Total current assets	1,292,212	1,161,150

Property and Equipment, Net	5,534,186	5,310,144

Other Assets

Security deposits	12,900	12,900
Goodwill	412,800	412,800
Operating lease right-of-use asset, net	336,191	415,725

Total other assets	761,891	841,425

Total assets	$7,588,289	$7,312,719

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities

Accounts payable	$890,185	$721,904
Accrued expenses	39,031	33,440
Current portion of operating lease liability	90,992	86,134
Current portion of finance lease liability	27,802	24,654
Current portion of notes payable	982,060	919,337

Total current liabilities	2,030,070	1,785,469

Noncurrent Liabilities

Operating lease liability, net of current portion	259,533	350,525
Finance lease liability, net of current portion	82,744	110,546
Notes payable	2,720,523	2,818,649

Total noncurrent liabilities	3,062,800	3,279,720

Total liabilities	5,092,870	5,065,189

Members’ Equity	2,495,419	2,247,530

Total liabilities and members’ equity	$7,588,289	$7,312,719

See accompanying notes to financial statements

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ EQUITY

	For The Year Ended
	December 31,
	2023	2022

Revenues	$9,643,074	$8,454,605

Cost of Revenues	6,552,612	5,892,910

Gross Profit	3,090,462	2,561,695

General and Administrative Expenses	2,093,841	1,743,711

Income From Operations	996,621	817,984

Other Income (Expense)

Interest income	28	83
Gain on sale of property and equipment	-	83,144
Interest expense	(266,632)	(254,529)

Net Other Expense	(266,604)	(171,302)

Income Before Income Taxes	730,017	646,682

State Income Taxes	-	500

Net Income	730,017	646,182

Members’ Equity - Beginning	2,247,530	1,859,032

Member distributions	(482,128)	(257,684)

Members’ Equity - Ending	$2,495,419	$2,247,530

See accompanying notes to financial statements

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

STATEMENTS OF CASH FLOWS

	For The Year Ended
	December 31,
	2023	2022
Cash Flows From Operating Activities
Net income	$730,017	$646,182
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	766,706	648,787
Gain on sale of property and equipment	-	(83,144)
(Increase) decrease in operating assets:
Accounts receivable	(235,106)	(115,245)
Employee loans	(3,300)	500
Deposits on asset purchases	22,000	(22,000)
Security deposits	-	(12,900)
Operating lease right-of-use asset	79,534	35,723
Increase (decrease) in operating liabilities:
Accounts payable	168,281	272,469
Accrued expenses	5,591	4,375
Operating lease liability	(86,134)	(14,789)

Net Cash Provided by Operating Activities	1,447,589	1,359,958

Cash Flows From Investing Activities
Purchases of property and equipment	(67,699)	(297,416)
Proceeds from the sale of property and equipment	-	150,000

Net Cash Used in Investing Activities	(67,699)	(147,416)

Cash Flows From Financing Activities
Principal payments on finance lease liability	(24,654)	(18,575)
Principal payments on notes payable	(958,452)	(818,967)
Member distributions	(482,128)	(257,684)

Net Cash Used in Financing Activities	(1,465,234)	(1,095,226)

Net (Decrease) Increase in Cash and Cash Equivalents	(85,344)	117,316

Cash and Cash Equivalents - Beginning	137,389	20,073

Cash and Cash Equivalents - Ending	$52,045	$137,389

Supplementary Cash Flow Information:
Cash paid for interest	$266,632	$254,529
Cash paid for state income taxes	$-	$500
Establishment of right of use asset	$-	$451,448
Establishment of lease liability	$-	$451,448
Non-cash financing of property and equipment acquisitions	$923,049	$1,704,496

See accompanying notes to financial statements

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Standard Waste Services, LLC (a Michigan Limited Liability Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. The accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Operations

Standard Waste Services, LLC (the “Company”) is located in Detroit, Michigan. The Company provides waste management services primarily to commercial and industrial customers. The Company’s customers are primarily located in Southeast Michigan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates that affect certain reported amounts and disclosures. These estimates are based on management’s knowledge and experience. Accordingly, actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand and demand deposits in banks plus short-term investments that are readily convertible to cash as well as investments with original maturities of three months or less.

Account Receivable

Accounts receivable are recorded when billed or accrued and represent claims against third parties that will be settled in cash. The carrying value of the Company’s receivables, net of allowance for credit losses, represents their estimated net realizable value.

The allowance for credit losses is based on management’s assessment of collectability of assets pooled together with similar risk characteristics. The Company estimates its allowance for credit losses based on historical collection trends, the age of outstanding receivables, geographical location of the customer, existing economic conditions and reasonable forecasts. If events or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. Past-due receivable balances are written off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. For the years ended December 31, 2023 and 2022, the Company had no allowance for credit losses established as management’s assessment of collectability of its accounts receivables did not identify any receivables as uncollectable.

The carrying value of accounts receivable for the years ended December 31, 2023, 2022, and 2021 were $1,236,867, $1,001,761, and $886,516, respectively.

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Property and Equipment

Property and equipment are carried at cost. Maintenance, repairs and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Depreciation of equipment is provided on the straight-line method at the following rates:

Software	3 years
Computer and office equipment	10 years
Furniture and fixtures	10 years
Trucks and tractors	7 years
Equipment	7 - 15 years
Leasehold improvements	15 years

Management regularly reviews property and equipment for possible impairment. The review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of December 31, 2023 and 2022.

Goodwill

Goodwill is carried at the amount paid for a company’s assets in excess of the sum of their fair values. The Company periodically tests these assets for impairment on an annual basis or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the assets below their carrying amounts.

The Company may elect to perform a qualitative assessment that considers economic, industry, and Company-specific factors for all or selected assets of which goodwill has been assigned at purchase. If, after completing the assessment, it is determined that it is more likely than not that the fair value of the assessed asset(s) is less than its carrying value, the Company proceeds to a quantitative test. The Company may also elect to perform a quantitative test for any or all of its assets with goodwill assigned at purchase.

Quantitative testing requires a comparison of the fair value of each asset with assigned goodwill to its carrying value. The Company uses the discounted cash flow method to estimate the fair value of the asset(s) with assigned goodwill. The discounted cash flow method incorporates various assumptions, the most significant being projected sales growth rates, operating margins and cash flows, the terminal growth rate, and the weighted average cost of capital. If the carrying value of the assets(s) with assigned goodwill exceeds its fair value, the shortfall up to the carrying value of the goodwill represents the amount of goodwill impairment.

During the years ended December 31, 2023 and 2022, the Company did not record any impairment and there were no changes in the carrying value of goodwill, respectively.

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance for accounting for leases under Topic 840, Leases. The FASB also subsequently issued several ASUs, which amend and clarify Topic 842. The most significant change in the new leasing guidance is the requirement to recognize right-of-use (ROU) assets and lease liabilities for operating leases on the balance sheet. Similar to the previous lease guidance, the update retains a distinction between finance leases (similar to capital leases in Topic 840, Leases) and operating leases, with classification affecting pattern of expense recognition in the income statement. The Company adopted this ASU effective January 1, 2022 and utilized all of the available practical expedients.

The determination of whether an arrangement is a lease is made at the lease’s inception. Under ASC 842, a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. Operating lease ROU assets also include any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option.

The Company has elected to apply the short-term lease exception to all leases with a term of one year or less. Several of the Company’s leases as of December 31, 2023 and 2022 are for periods of less than 12 months, or on a month-to-month basis; therefore, lease assets and liabilities described above are not recorded on the balance sheet.

The Company has made an accounting policy election to account for lease and non-lease components in its contracts as a single lease component for its operating and finance leases.

Revenue and Cost Recognition

The Company recognizes revenue when performance obligations are satisfied in accordance with ASC 606, Revenue from Contracts with Customers. The Company’s performance obligations are satisfied at the point in time once waste is disposed of at a landfill or transfer station. The Company then invoices its customers based upon pre-negotiated rates and billed to the customer once the performance obligations have been met. Invoices for services are normally due upon receipt. There are no significant financing agreements customers in relation to revenues generated and collected.

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Revenue and Cost Recognition – Continued

The Company’s single-day contracts are invoiced by the Company at the time of the order and payment is required prior to delivery of the equipment used for hauling the waste. Based on the type of waste the customer needs disposed or hauled from the location, contract prices are negotiated in advance. If the customer requires more time than the agreed-upon contract stipulates, the Company invoices the customer on a daily basis until the customer no longer requires waste hauling by the Company.

The Company also provides waste hauling services to commercial customers which normally includes hauling away the waste and leaving equipment at the location for further use and future hauling and disposal. Invoices for these contracts are billed upon pickup and disposal of the waste at a landfill or transfer station. Invoice normally include disposal fees based on weight, type of waste to be disposed of, and fuel surcharges.

Cost of revenues earned includes direct contract costs, such as disposal fees, driver wages and related employer taxes, truck and equipment depreciation and maintenance expenses, and other costs such as customer property damages due to driver error.

Income Taxes

The Company is not a taxpaying entity for federal income tax purposes, and thus no federal income tax expense has been recorded in these financial statements. Income from the Company is taxed to the Members in their respective tax returns. The Company accounts for tax positions in accordance with the Recognition and Initial Measurement Sections of the Income Taxes Topic of Financial Accounting Standards Board (FASB) Accounting Standards Codification.

With few exceptions, the Company is subject to U.S. federal and state income tax examinations by tax authorities for the prior three years. Management has reviewed the LLC’s tax positions and determined there were no uncertain tax positions as of December 31, 2023 and 2022.

Advertising

Advertising costs are expensed as they are incurred. Advertising costs included in general and administrative expenses for the years ended December 31, 2023 and 2022 were $6,129 and $9,188, respectively.

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” This amendment replaces the incurred methodology in current generally accepted accounting principles with a methodology that reflects expected credit losses on instruments within its scope, including trade receivables.

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Recently Adopted Accounting Standards – Continued

This update is intended to provide financial statement users with more decision useful information about the expected credit losses. The Company adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the financial statements and primarily resulted in new and enhanced disclosures only.

On January 1, 2022, the Company adopted new guidance under Accounting Standards Codification (ASC) Topic 842, Leases. Under the new guidance, the Company recognizes right of use assets and lease liabilities for leases with terms greater than 12 months. Leases are now classified as either financial or operating leases, which dictates whether the expense is recognized based on effective interest method or on a straight-line basis over the term of the lease. The Company adopted Topic 842 using the modified retrospective method. Accordingly, the new guidance was applied retrospectively to leases that existed as of January 1, 2022 (the date of initial application). The adoption did not have a significant impact on the Company’s equity, results of operations or cash flows.

The Company elected the following practical expedients and accounting policy elections:

1.	Expired or existing contracts were not assessed to determine whether they are or contain leases upon adoption.

2.	Previous classification of existing leases (operating or finance) was retained as of the date of adoption.

3.	Initial direct costs were not reassessed upon adoption.

4.	Hindsight is used in determining the lease term and in evaluating impairment of right of use assets.

NOTE 2 – CONCENTRATION OF CREDIT RISK

The Company maintains cash and cash equivalents balances at a financial institution located in Michigan. Accounts at this institution were insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company’s cash balances at December 31, 2023 and 2022 were fully insured.

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2023 and 2022 consisted of the following:

	2023	2022

Software	$3,743	$3,743
Computer and office equipment	23,142	23,142
Furniture and fixtures	9,257	9,257
Trucks and tractors	4,131,319	3,598,702
Equipment	3,685,749	3,230,617
Leasehold improvements	126,555	123,555

Total undepreciated cost	7,979,765	6,989,016

Less: Accumulated depreciation	2,445,579	1,678,872

Property and equipment, net	$5,534,186	$5,310,144

Depreciation expense included in cost of revenues related to trucks and tractors and equipment for the years ended December 31, 2023 and 2022 amounted to $755,770 and $645,587, respectively. Depreciation expense included in general and administrative expenses for the years ended December 31, 2023 and 2022 amounted to $10,936 and $3,200, respectively.

NOTE 4 – LEASES

During March 2022, the Company entered into a lease agreement for its Detroit operations which commenced in August 2022 through July 2027. There is an exclusive right to purchase the premises through the original term of the lease at a fair value to be mutually agreed upon. The Company is not reasonably certain it will exercise the option and therefore, the lease is classified as an operating lease. Monthly payments required under this lease are approximately $9,000. The Company discounted the lease liability utilizing the incremental borrowing rate at lease commencement which was 5.50%. Total lease expense under this lease for the years ended December 31, 2023 and 2022 was $104,000 and $43,333, respectively. The remaining term under this lease at December 31, 2023 is 3.6 years.

Also, the Company leases a truck used for is operations under a five-year lease which commenced during May 2022 ending during May 2027, classified as a finance lease. The lease calls for monthly payments of $3,304 bearing interest at 12.08% per annum. The lease includes a purchase option upon maturity of which the Company intends to exercise. The remaining term under this lease at December 31, 2023 is 3.3 years .

The Company also leases land for equipment storage on a month-to-month basis. These monthly leases are expensed to lease expense as incurred.

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 4 – LEASES – Continued

The following table summarizes right of use assets at December 31, 2023 and 2022:

	2023	2022	Location Recorded on Balance Sheet

Assets
Operating lease	$336,191	$415,725	Right-of-use asset
Finance lease	117,162	139,130	Property and equipment, net

Total leased assets	$453,353	$554,855

The following table summarizes the maturities of the Company’s lease liabilities presented on the balance sheets as of December 31, 2023:

Year	Operating Lease	Finance Lease

2024	$108,000	$39,650
2025	108,000	39,650
2026	108,000	39,650
2027	63,000	16,521

Total lease payments	387,000	135,471
Less interest	36,475	24,925

Total lease obligations	350,525	110,546

Less current portion	90,992	27,802

Long-term lease liabilities	$259,533	$82,744

The following summarizes the composition of net lease cost during the years ended December 31, 2023 and 2022:

	2023	2022

Short-term lease costs	$28,431	$141,163
Operating lease costs	104,000	43,333
Finance lease costs
Amortization of right-to-use asset	21,968	9,077
Interest on lease liabilities	14,997	10,040

Total lease costs	$169,396	$203,613

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE

Notes payable at December 31, 2023 and 2022 can be summarized as follows:

	Years Ended
	December 31,
	2023	2022

Note payable to third-party individual, secured by underlying assets, due in equal monthly payments of $6,500, beginning November 2017 and due December 2027 in full, plus interest of 5.00% per annum.	$525,381	$579,822

Note payable to bank, secured by underlying asset, beginning August 2018, due in equal monthly payments of $3,094 plus interest of 10.19% per annum. Paid in full during 2023.	-	32,366

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,576, beginning January 2019 and due December 2023 in full, plus interest of 12.07% per annum.	7,574	35,692

Note payable to bank, secured by underlying assets, due in equal monthly payments of $2,315, beginning March 2019 and due March 2024 in full, plus interest of 11.27% per annum.	15,616	40,121

Note payable to bank, secured by underlying assets, due in equal monthly payments of $2,663, beginning May 2019 and due March 2024 in full, plus interest of 11.89% per annum.	15,437	43,700

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,503, beginning May 2019 and due April 2024 in full, plus interest of 10.59% per annum.	14,324	29,591

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,510, beginning June 2019 and due May 2024 in full, plus interest of 11.08% per annum.	30,176	66,719

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,639, beginning August 2019 and due July 2024 in full, plus interest of 12.56% per annum.	17,727	45,264

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,384, beginning February 2020 and due February 2025 in full, plus interest of 7.61% per annum.	45,204	80,891

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,619, beginning March 2020 and due March 2024 in full, plus interest of 8.73% per annum.	11,013	28,638

Subtotal	$682,452	$982,804

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE – Continued

	2023	2022

Subtotal from previous page	$682,452	$982,804

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,902, beginning June 2020 and due June 2026 in full, plus interest of 5.50% per annum.	53,195	72,512

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,016, beginning July 2020 and due July 2025 in full, plus interest of 12.51% per annum.	34,584	53,165

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,239, beginning July 2020 and due July 2025 in full, plus interest of 12.41% per annum.	38,451	59,136

Note payable to bank, secured by underlying assets, due in equal monthly payments of $979, beginning August 2020 and due August 2026 in full, plus interest of 5.50% per annum.	29,069	38,919

Note payable to bank, secured by underlying assets, due in equal monthly payments of $2,079, beginning November 2020 and due October 2025 in full, plus interest of 9.40% per annum.	40,113	60,250

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,940, beginning November 2020 and due October 2025 in full, plus interest of 9.42% per annum.	31,407	46,393

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,829, beginning December 2020 and due December 2025 in full, plus interest of 6.25% per annum.	63,666	92,643

Note payable to bank, secured by underlying assets, due in equal monthly payments of $3,162, beginning December 2020 and due September 2025 in full, plus interest of 8.88% per annum.	49,428	74,422

Note payable to bank, secured by underlying assets, due in equal monthly payments of $2,033, beginning March 2021 and due March 2026 in full, plus interest of 5.99% per annum.	51,222	71,868

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,855, beginning May 2021 and due May 2026 in full, plus interest of 6.95% per annum.	75,603	103,541

Subtotal	$1,149,190	$1,655,653

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE – Continued

	2023	2022

Subtotal from previous page	$1,149,190	$1,655,653

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,967, beginning August 2021 and due August 2028 in full, plus interest of 6.10% per annum.	144,271	170,208

Note payable to bank, secured by underlying asset, due in equal monthly payments of $2,275, beginning August 2021 and due August 2026 in full, plus interest of 6.92% per annum.	66,289	88,167

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,176, beginning September 2021 and due September 2026 in full, plus interest of 6.72% per annum.	95,440	126,010

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,225, beginning November 2021 and due November 2026 in full, plus interest of 6.73% per annum.	102,226	132,915

Note payable to bank, secured by underlying assets, due in equal monthly payments of $3,586, beginning December 2021 and due December 2026 in full, plus interest of 5.99% per annum.	117,906	152,740

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,134, beginning February 2022 and due February 2026 in full, plus interest of 7.50% per annum.	74,982	105,700

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,000, beginning March 2022 and due February 2029 in full, plus interest of 4.99% per annum.	165,428	192,213

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,063, beginning April 2022 and due April 2029 in full, plus interest of 5.64% per annum.	171,205	197,493

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,381, beginning July 2022 and due July 2029 in full, plus interest of 6.29% per annum.	190,626	218,261

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,427, beginning July 2022 and due July 2026 in full, plus interest of 7.90% per annum.	95,816	127,979

Subtotal	$2,373,379	$3,167,339

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE – Continued

	2023	2022

Subtotal from previous page	$2,373,379	$3,167,339

Note payable to bank, secured by underlying assets, due in equal monthly payments of $3,674, beginning July 2022 and due August 2027 in full, plus interest of 4.91% per annum.	141,455	180,477

Note payable to bank, secured by underlying assets, due in equal monthly payments of $3,674, beginning July 2022 and due August 2027 in full, plus interest of 4.91% per annum.	141,455	180,477

Note payable to bank, secured by underlying asset, due in equal monthly payments of $3,071, beginning July 2022 and due August 2027 in full, plus interest of 9.26% per annum.	114,199	139,200

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,446, beginning November 2022 and due November 2027 in full, plus interest of 8.50% per annum.	58,676	70,493

Note payable to bank, secured by underlying assets, due in equal monthly payments of $1,850, beginning March 2023 and due January 2029 in full, plus interest of 6.76% per annum.	96,587	-

Note payable to bank, secured by underlying assets, due in equal monthly payments of $5,590, beginning March 2023 and due March 2028 in full, plus interest of 7.35% per annum.	244,214	-

Note payable to bank, secured by underlying asset, due in equal monthly payments of $4,213, beginning December 2023 and due December 2030 in full, plus interest of 8.47% per annum.	266,434	-

Note payable to bank, secured by underlying asset, due in equal monthly payments of $4,269, beginning December 2023 and due December 2030 in full, plus interest of 8.90% per annum.	266,184	-

Total notes payable	3,702,583	3,737,986

Less: current portion of notes payable	982,060	919,337

Notes payable - long-term portion	$2,720,523	$2,818,649

STANDARD WASTE SERVICES, LLC

(A Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS - Continued

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – NOTES PAYABLE – Continued

Principal payments on notes payable for the next five years ending December 31 and thereafter as follows:

2024	$982,060
2025	849,498
2026	647,485
2027	743,898
2028	250,302
Thereafter	229,340

Total interest expense included on the statements of income and changes in members’ equity for the years ended December 31, 2023 and 2022 amounted to $251,883 and $244,620, respectively.

NOTE 6 – CONTINGENCIES

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. During 2022, the Company was party to litigation with its previous lessor over rent increases. The Company settled during November 2022 and paid $85,000 to the previous lessor. This amount is included in lease expense in general and administrative expenses on the statement of income and changes in members’ equity for the year ended December 31, 2022.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2023 and 2022, the Company conducted business with an entity owned by a family member of one of the Company’s members. The related party performs waste hauling services similar to the Company. During the year ended December 31, 2022, brokerage fees were paid to the related party for providing successful sales leads to the Company. Further, during both years ended December 31, 2023 and 2022, the Company provided services to the related party due to the related party being at full capacity and requiring additional equipment and hauling in order to service its customers of which the Company provided.

The following summarizes the Company’s related party transactions as of and for the years ended December 31, 2023 and 2022:

	2023	2022

Statements of Income:
Revenues for services provided	$169,322	$3,750
Brokerage fees paid	-	1,302

Assets:
Accounts receivable	53,177	500

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events that occurred after the balance sheet date, up to the date that the financial statements were issued.

The Company is currently in negotiations to sell its assets and operations to a third party. As of the date of these financial statements the transaction has not completed and both parties are working on due diligence that include operational and financial information. Closing of the transaction is currently expected to occur during April 2024.

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